Exhibit 99.1

VMware Reports Preliminary Results for Fiscal 2018 Second Quarter

Strong preliminary Q2 results driven by broad-based strength across product portfolio

Company increases financial guidance for fiscal year 2018

VMware will host a conference call on August 24, 2017 to review financial results and outlook

PALO ALTO, Calif., August 14, 2017 – VMware, Inc. (NYSE: VMW), a global leader in cloud infrastructure and business mobility, today announced preliminary financial results for its fiscal 2018 second quarter.

Preliminary Q2 Fiscal 2018 Results

Revenue for the second quarter is expected to be between $1.894 billion and $1.906 billion, an increase of 11.9% to 12.6% from the second quarter of 2016. License revenue for the second quarter is expected to be between $727 million and $737 million, an increase of 12.9% to 14.4% from the second quarter of 2016.

GAAP operating margin for the second quarter is expected to be between 17.5% and 19.3%, and non-GAAP operating margin is expected to be between 30.5% and 31.1%. GAAP net income per diluted share for the second quarter is expected to be between $0.78 and $0.86 per diluted share, and non-GAAP net income per diluted share is expected to be between $1.15 and $1.19 per diluted share.

Increase in Fiscal Year 2018 Guidance

Due to strong performance in the second quarter of fiscal 2018 and continued broad-based strength across its product portfolio expected in the second half of fiscal 2018, the company increased fiscal 2018 guidance as follows:

•	Total Revenue: Approximately $7.830 billion, up approximately 10% compared to fiscal 2016

•	License Revenue: Approximately $3.075 billion, up approximately 10% compared to fiscal 2016

•	GAAP Operating Margin: Approximately 20-21%

•	Non-GAAP Operating Margin: Approximately 32.7%

•	GAAP Net Income Per Diluted Share[1]: Approximately $3.19-$3.47 per diluted share

•	Non-GAAP Net Income Per Diluted Share[1]: Approximately $5.08 per diluted share

•	Diluted Share Count: 413 million

Additional details regarding second quarter financial results will be announced after market close on Thursday, August 24, 2017. The company will host a conference call at 2:00 p.m. PT/ 5:00 p.m. ET that day to provide additional details on financial results and business outlook. A live web broadcast of the event will be available on the VMware Investor Relations website at http://ir.vmware.com. The replay of the webcast will be available for two months.

# # #

Revised Fiscal Calendar — Year-over-Year Comparisons of Quarterly Results

VMware revised its fiscal calendar effective January 1, 2017. VMware’s first fiscal year under its revised fiscal calendar began on February 4, 2017 and will end February 2, 2018.

[1]	Fiscal 2018 GAAP and non-GAAP net income per diluted share guidance is determined using a weighted average diluted share count of approximately 413 million and interest expense is based on the outstanding $1.5 billion note payable to Dell, and assumes no changes to outstanding debt as of August 4, 2017.

Year-over-year comparisons of quarterly financial results included in this press release compare results for VMware’s fiscal 2018 second quarter (May 6, 2017 through August 4, 2017) to VMware’s fiscal 2016 second quarter (April 1, 2016 through June 30, 2016) and VMware’s fiscal year 2018 (February 4, 2017 through February 2, 2018) to VMware’s fiscal year 2016 (January 1, 2016 through December 31, 2016).

About VMware

VMware, a global leader in cloud infrastructure and business mobility, helps customers accelerate their digital transformation. VMware enables enterprises to master a software-defined approach to business and IT with VMware Cross-Cloud Architecture™ and solutions for the data center, mobility, and security. With 2016 revenue of $7.09 billion, VMware is headquartered in Palo Alto, CA and has over 500,000 customers and 75,000 partners worldwide.

Additional Information

VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes materials that VMware files with the SEC; announcements of investor conferences and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; and other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting.

VMware and Cross-Cloud Architecture are registered trademarks or trademarks of VMware, Inc. or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding preliminary financial results for the second quarter of fiscal 2018, including with respect to expectations for revenue, license revenue, GAAP and non-GAAP operating margin, and GAAP and non-GAAP net income per diluted share, and guidance for fiscal 2018, including with respect to total revenue, license revenue, GAAP and non-GAAP operating margin, GAAP and non-GAAP net income per diluted share and diluted share count. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. VMware’s expectations about its quarterly results are based on preliminary information about the second quarter of fiscal 2018 and are subject to revision. Although the quarter is now completed, VMware is still in the early stages of its standard financial reporting closing procedures. Accordingly, as VMware completes its normal quarter-end closing and review processes, actual results could differ materially from its preliminary estimates. Factors that could cause VMware’s actual results for the second quarter of fiscal 2018 to differ materially from those contemplated by these forward-looking statements include, but are not limited to, inaccurate data or assumptions; unforeseen expenses; changes in estimates or judgments related to tax liabilities; potential goodwill impairments; potential litigation, bad debts or other contingencies; and facts or circumstances affecting the application of VMware’s critical accounting policies, including revenue recognition. Factors that could cause VMware’s actual results for full year fiscal 2018 to differ materially from those contemplated by our fiscal year 2018 guidance include, but are not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer, government and information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing industries, and new product and marketing initiatives by VMware’s competitors; (iv) VMware’s customers’ ability to transition to new products and computing strategies such as cloud computing, desktop virtualization and the software defined data center; (v) VMware’s ability to enter into and maintain strategically effective partnerships and alliances; (vi) the uncertainty of customer acceptance of emerging technology; (vii) rapid technological changes in the virtualization software and cloud, end user and mobile computing industries; (viii) changes to product and service development timelines; (ix) VMware’s relationship with Dell Technologies and Dell’s ability to control matters requiring stockholder approval, including the election of VMware’s board members and matters relating to Dell’s investment in VMware; (x) VMware’s ability to protect its proprietary technology; (xi) VMware’s ability to attract and retain highly qualified employees; (xii) the ability to successfully integrate into VMware acquired companies and assets and smoothly transition services related to divested assets from VMware; (xiii) the ability of VMware to realize synergies from Dell; (xiv) disruptions resulting from key management changes; (xv) fluctuating currency exchange rates; (xvi) changes in VMware’s financial condition; (xvii) potential disruptions relating to the transition to Dell’s fiscal year and further business integrations with Dell; and (xviii) changes in business opportunities and priorities that could cause VMware to consider alternative uses of cash. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots

VMware Investor Relations

pziots@vmware.com

650-427-3267

Michael Thacker

VMware Global PR

mthacker@vmware.com

650-427-4454

Reconciliation of GAAP to Non-GAAP Operating Margin

	Second Quarter Fiscal 2018 (Preliminary)		Full Year Fiscal 2018 (Projected)
GAAP Operating Margin	17.5 - 19.3%(1)	Expected	20 - 21%(2)	Projected
Stock-based Compensation	8.9%	Estimated	8.5%	Estimated
Employer Payroll Tax on Employee Stock Transactions	0.1%	Estimated	0.1%	Estimated
Intangible Amortization	1.7%	Estimated	1.7%	Estimated
Acquisition, Disposition and Other Related Items	1.3%	Estimated	1.4%	Estimated
Non-GAAP Operating Margin	30.5 - 31.1%	Expected	32.7%	Projected

(1)	Values of items excluded from GAAP operating margin are estimates. While the aggregate of estimates may not foot, in total we expect GAAP operating margin to be 11 to 14 percentage points less than non-GAAP operating margin.
(2)	Values of items excluded from GAAP operating margin are estimates. While the aggregate of estimates may not foot, in total we expect GAAP operating margin to be 12 to 13 percentage points less than non-GAAP operating margin.

Reconciliation of GAAP to Non-GAAP Net Income per Diluted Share

	Second Quarter Fiscal 2018 (Preliminary)		Full Year Fiscal 2018 (Projected)
GAAP Net Income per Diluted Share	$0.78 - $0.86(1)	Expected	$3.19 - $3.47(2)	Projected
Stock-based Compensation	0.41	Estimated	1.61	Estimated
Employer Payroll Tax on Employee Stock Transactions	0.00	Estimated	0.02	Estimated
Intangible Amortization	0.08	Estimated	0.31	Estimated
Acquisition, Disposition and Other Related Items	(0.03)	Estimated	0.18	Estimated
Tax Adjustment	(0.12)	Estimated	(0.42)	Estimated
Non-GAAP Net Income per Diluted Share	$1.15 - $1.19	Expected	$5.08	Projected

(1)	Values of items excluded from GAAP net income per diluted share are estimates. While the aggregate of estimates may not foot, in total we expect GAAP net income per share to be $0.29 to $0.41 less than non-GAAP net income per share.
(2)	Values of items excluded from GAAP net income per diluted share are estimates. While the aggregate of estimates may not foot, in total we expect GAAP net income per share to be $1.61 to $1.89 less than non-GAAP net income per share.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this press release the following non-GAAP financial measures: non-GAAP operating margin and non-GAAP income per diluted share. VMware has provided a reconciliation of each non-GAAP financial measure used in this press release to the most directly comparable GAAP financial measure. These non-GAAP financial measures differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquired intangible assets and acquisition, disposition and other-related items each as discussed below.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•	Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

•	Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•	Acquisition, disposition and other-related items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude acquisition, disposition and other-related items when looking for a consistent basis for comparison across accounting periods. These items include:

•	Direct costs of acquisitions and dispositions, such as transaction and advisory fees.

•	Accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware.

•	Charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments are included as other-related items.

•	Gains or losses on sale or disposal of distinct lines of business or product offerings, or transactions with features similar to discontinued operations, including recoveries or charges recognized to adjust the fair value of assets that qualify as “held for sale.”

•	Certain costs incurred related to Dell’s acquisition of VMware’s parent company, EMC Corporation.

•	Tax adjustment. Non-GAAP financial information for fiscal periods is adjusted for a tax rate equal to VMware’s annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income as well as significant tax adjustments. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.

Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.